UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2026

Trailblazer Merger Corporation I
(Exact name of registrant as specified in its charter)

Delaware	001-41668	87-3710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue, Suite 1401 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 586-8224
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	TBMC	The Nasdaq Stock Market LLC
Rights	TBMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 3, 2026,Trailblazer Merger Corporation I (the “Company”) received a letter from Nasdaq (the “Notice”) which notified the Company that, for 30 consecutive business days, the Company’s market value of publicly held shares (“MVPHS”) was below the $15,000,000 threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until August 31, 2026 (the “MVPHS Compliance Period”), to regain compliance with the MVPHS Rule. The Notice notes that, to regain compliance, the Company’s MVPHS must close at or above $15,000,000 for a minimum of ten consecutive business days during the MVPHS Compliance Period. The Notice further notes that if the Company is unable to satisfy the MVPHS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market). If the Company does not regain compliance by the end of the MVPHS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market.

The Company expects that this deficiency will be resolved in connection with the closing of its business combination with Cyabra Strategy Ltd. In the event that the closing does not occur, the Company intends to actively monitor the Company’s MVPHS between now and August 31, 2026, and may, if appropriate, evaluate available options to resolve the deficiencies and regain compliance with the MVPHS Rule. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

In addition, on March 3, 2026,the Company received a letter from Nasdaq (the “Additional Notice”) which notified the Company that the Company’s publicly held shares (“PHS”) was below the 1,100,000 threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(B) (the “PHS Rule”).

The Additional Notice further states that the Company has 45 calendar days from the date of the Additional Notice to submit a plan to regain compliance with the PHS Rule and, if such plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the Additional Notice to evidence compliance with the PHS Rule. If Nasdaq does not accept such plan, the Company will have the opportunity to appeal that decision to a hearings panel. The Additional Notice further notes that the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market).

The Additional Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market.

The Company expects that this deficiency will be resolved in connection with the closing of its business combination with Cyabra Strategy Ltd. In the event that the closing does not occur, the Company intends to actively monitor the Company’s PHS, and may, if appropriate, evaluate available options to resolve the deficiencies and regain compliance with the PHS Rule. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2026

TRAILBLAZER MERGER CORPORATION I

By:	/s/ Yosef Eichorn
Name:	Yosef Eichorn
Title:	Chief Executive Officer

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